EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT




The Board of Directors:


     We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8, filed on January 14, 2004, of our report dated March 19, 2003, relating to the financial statements of eLinear, Inc. appearing in the Form 10-KSB for the year ended December 31, 2002.



/s/ Gerald R. Hendricks & Company, P.C.

Westminster, Colorado
January 14, 2004




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